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EXHIBIT 11.01

             EARNINGS PER SHARE CALCULATION OF IWC SERVICES, INC.
                        (A WHOLLY-OWNED SUBSIDIARY OF
                BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.)

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
                                                     DAYS         WEIGHTED
                                       SHARES     OUTSTANDING      SHARES
                                       ------     -----------     --------
Year Ended June 30, 1996:

Balance June 30, 1995                5,000,000        365         5,000,000
                                     ---------                    ---------
Balance June 30, 1996                5,000,000                    5,000,000
                                     =========                    =========
Year Ended June 30, 1997:

Balance June 30, 1996                5,000,000        365         5,000,000
Common shares issued 12/17/96          210,000        195           112,192
Common shares issued 3/1/97            200,000        121            66,301
Common shares issued 4/25/97           298,421         66            53,961
Common shares issued 5/7/97            460,000         54            68,055
                                     ---------                    ---------
Balance June 30, 1997                6,168,421                    5,300,509
                                     =========                    =========

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